UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

MARINE GROWTH VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128077	20-0890800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405-A Atlantis Road, Cape Canaveral, Florida 32920
(Address of principal executive offices) (zip code)

(321) 783-1744
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.

           On or about November 30, 2009, Marine Growth Ventures, Inc. (the “Ventures”), together with certain affiliated entities, Marine Growth Finance & Charter, Inc. (“MGFC”), Marine Growth Canada Ltd. (“Marine Growth”) and Fractional Marine, Inc. (“Fractional Marine”, and together with Ventures, MGFC and Marine Growth, collectively, the “Marine Borrowers”), David Marks (“Marks”) and Frank Crivello (“Crivello”) and other parties, entered into a Settlement Agreement with Greystone Business Credit II, L.L.C. (“GBC II”), GBC Funding, LLC (“GBC Funding”) and Greystone Maritime Holdings, LLC  (“Greystone Maritime” and together with GBC II and GBC Funding, collectively, “Greystone Parties”). The Settlement Agreement, among other things, settles (x) certain litigation, including:

i.
an Admiralty Action by GBC II against MGFC, Marine Growth, Fractional Marine and Marine Ventures in the Federal Court of Canada known as Greystone Business Credit II, LLC v. Marine Growth Canada, Ltd., et al, Court No. T-340-09 (the “Admiralty Litigation”); and

ii.
a Bankruptcy Order by GBC II against Marine Growth in the Supreme Court of British Columbia, Canada known as In the Matter of the Bankruptcy of Marine Growth Canada, Ltd., Court No. B09-1130 (the “Canadian Bankruptcy Litigation”),

and (y) a loan transaction between MGFC, as borrower, and GBC II, as lender.

Pursuant to the Settlement Agreement, Greystone Parties agreed to return and/or terminate any and all stock pledges and certificates pertaining to MGFC and to terminate the guaranty executed by MGFC in favor of GBC II.  It also was agreed that, with respect to the vessel known as the Pacific Aurora (the “Aurora”), which is registered in British Columbia, Canada and is currently docked in Vancouver, the Crivello Parties (being Marks, Crivello, the Marine Borrowers and other affiliated parties named in the Settlement Agreement) would forever be barred from asserting any claim to the Aurora or challenging any rights of the Greystone Parties to the Aurora, and would reasonably cooperate with GBC II in any manner required in the Admiralty Litigation or the Canadian Bankruptcy Litigation to effect GBC II’s possessions of and title to the Aurora.  Pursuant to the Settlement Agreement, the Crivello Parties, including the Marine Borrowers, and the Greystone Parties, will exchange general releases of outstanding claims, except that Crivello and Marks personally guaranteed performance by the Crivello Parties of their obligations under the Settlement Agreement.

A copy of the Settlement Agreement is filed herewith as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement, entered into as of November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE GROWTH VENTURES, INC.

Dated: December 8, 2009	By:	/s/ Katherine Ostruszka
Katherine Ostruszka
Chief Financial Officer